                                                                      EXHIBIT 3

                         PART 1. FINANCIAL INFORMATION


UNICO, Inc.

CONSOLIDATED BALANCE SHEETS                               1 of 2
                                                          ------
                                                  June 30,      December 31
ASSETS                                              1996           1995
                                                 ----------     -----------
CURRENT:

Cash and cash equivalents                          $234,097       $300,821
Accounts Receivable:
    Trade (net of allowance for uncollectible
    accounts of $882,820 and $377,793)              539,962        771,495
Inventory                                           188,969        254,505
Notes receivable                                     94,615        189,707
Notes receivable-Stockholders                       280,000        280,000
Prepaid expenses                                    100,845        171,203
Accrued revenues                                     87,602              0
                                                 ----------     ----------
  Total current assets                            1,526,091      1,967,731

PROPERTY:

Furniture, fixtures & equipment                   4,415,402      4,285,322
Leasehold improvements                              161,593        152,470
    Less accumulated depreciation                (1,779,622)    (1,552,175)
                                                 ----------     ----------
  Property, net                                   2,797,373      2,885,617

GOODWILL (net of amortization of
    $342,561 and $317,309)                        1,682,461      1,707,713

DEPOSITS AND OTHER                                  186,912        200,619
                                                 ----------     ----------

  TOTAL                                          $6,192,837     $6,761,680
                                                 ----------     ----------
                                                 ----------     ----------

        The accompanying notes are an integral part of the consolidated financial statements.

UNICO, Inc.

CONSOLIDATED BALANCE SHEETS                               2 of 2
                                                          ------
                                                  June 30,      December 31
LIABILITIES AND STOCKHOLDER'S EQUITY                1996           1995
                                                 ----------     -----------
CURRENT LIABILITIES:
Accounts payable                                 $1,352,218     $1,258,768
Accrued liabilities                                 469,893        242,844
Notes payable, current portion                    1,059,785        781,715
Deferred revenue                                                   110,921
                                                 ----------     ----------
    Total current liabilities                     2,881,896      2,394,248

LONG-TERM LIABILITIES
Notes payable, net of current portion                              805,021
Convertible debenture-Affiliate                   1,400,000      1,386,750
Subordinated debenture                            1,010,000        996,750
Other                                               335,359         91,933
                                                 ----------     ----------
    Total long-term liabilities                   2,745,359      3,280,454
                                                 ----------     ----------
    Total liabilities                             5,627,255      5,874,702

REDEEMABLE PREFERRED STOCK:
Preferred stock - $.01 par value:
  5,000,000 shares authorized;
  Series A and B Redeemable Preferred stock -
  280 shares issued and outstanding
  (Redemption value of $280,000)                          3              3

COMMITMENTS AND CONTINGENCIES (Note 2)

STOCKHOLDERS' EQUITY:
Preferred stock - $.01 par value;
  5,000,000 shares authorized;
  Series A Convertible Preferred Stock-
  0 shares issued and outstanding                        --             --
Common stock-$.01 par value;
  20,000,000 shares authorized;
  8,158,095 shares outstanding                       78,830         78,830
Additional paid in capital                        4,974,034      4,974,034
Accumulated deficit                              (4,487,285)    (3,965,889)
                                                 ----------     ----------

    Total stockholders' equity                      565,579      1,086,975
                                                 ----------     ----------
    TOTAL                                        $6,192,837     $6,761,680
                                                 ----------     ----------
                                                 ----------     ----------

        The accompanying notes are an integral part of the consolidated financial statements.